REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Trustees and Shareholders
Lehman Brothers Institutional Liquidity
   Cash Management Funds
New York, New York


In planning and performing our audit of the financial
statements of Cash Management Prime Portfolio (the
Portfolio), a series of Lehman Brothers Institutional
Liquidity Cash Management Funds for the year ended
March 31, 2008, in accordance with the standards of
the Public Company Accounting Oversight Board
(United States), we considered its internal control
over financial reporting, including control activities for
safeguarding securities, as a basis for designing our
auditing procedures for the purpose of expressing our
opinion on the financial statements and to comply with
the requirements of Form NSAR, but not for the
purpose of expressing an opinion on the effectiveness
of the Portfolios internal control over financial
reporting.   Accordingly, we express no such opinion.

The management of the Portfolio is responsible for establishing and maintaining effective internal control
over financial reporting.   In fulfilling this
responsibility, estimates and judgments by management are required to assess the expected benefits and related
costs of controls.   A companys internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally
accepted accounting principles.   A companys internal
control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does
not allow management or employees, in the normal course
of performing their assigned functions, to prevent
or detect misstatements on a timely basis.   A material
weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.






Board of Trustees and Shareholders
Lehman Brothers Institutional Liquidity
   Cash Management Funds
Page Two





Our consideration of the Portfolios internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not necessarily
disclose all deficiencies in internal control that
might be material weaknesses under standards established
by the Public Company Accounting Oversight
Board (United States).   However, we noted no
deficiencies in the Portfolios internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of March 31, 2008.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Lehman Brothers Institutional Liquidity
Cash Management Funds and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 15, 2008